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                                                                    Exhibit 10.1



                              EMPLOYMENT AGREEMENT

         AGREEMENT by and between Peoples Heritage Financial Group, Inc. (the "Company") and F. William Marshall, Jr. (the "Executive") dated as of the 1st day of January 1999.

         The Company has determined that it is in the best interests of its shareholders to ensure that the Company will have the continued dedication of the Executive following the merger of SIS Bancorp, Inc. ("SIS"), a Massachusetts corporation, with and into a wholly-owned subsidiary of the Company (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of July 20, 1998, as amended (the "Merger Agreement"), and to provide the Company after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Executive and the Company desire to enter into this Agreement.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. EFFECTIVE DATE. The "Effective Date" shall mean the effective date of the Merger.

                  2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2001 (the "Employment Period").

                  3.       TERMS OF EMPLOYMENT.

                           (a)      Position and Duties. (i) During the
Employment Period, the Executive shall serve as an Executive Vice President of the Company and Vice Chairman of its Senior Management Committee, reporting directly to the Chief Executive Officer of the Company, with appropriate authority, duties and responsibilities, as determined from time to time by the Board of Directors of the Company and/or the Chief Executive Officer of the Company.

                                    (ii)     During the Employment Period,
and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and its affiliated companies and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any


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such activities have been conducted by the Executive prior to the Effective
Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                  (b) Compensation and Other Benefits. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $418,000. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                           (ii)     Annual Bonus. During the Employment Period,
the Executive shall be eligible to receive an annual cash bonus ("Annual Bonus") on a basis no less favorable than peer executives of the Company.

                           (iii)    Other Employee Benefit Plans. During the
Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, welfare, incentive, pension, retirement, supplemental retirement, savings, stock option and stock grant plans and all other plans, practices, policies and programs (collectively, "Employee Benefit Plans") applicable to peer executives of the Company (which for purposes of this Agreement shall mean executives with the same job level at the Company) on a basis no less favorable than that provided to peer executives of the Company, provided that, unless otherwise agreed to by the parties, the Executive shall not be entitled to enter into a change-in-control severance agreement of the type which exists between the Company and its executive officers as of the date hereof as long as this Agreement is in effect. For purposes of all Employee Benefit Plans, service rendered by the Executive to SIS shall be deemed service with the Company.

         4.       TERMINATION OF EMPLOYMENT.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be


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total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i)      the continued failure of the Executive to
perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board of Directors or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; or

                           (ii)     the willful engaging by the Executive in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

                           (iii)    conviction of a felony or a guilty or nolo
contendere plea by the Executive with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive for conduct described in subparagraph (i) or (ii) above shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after not less than 30 days' advance notice is provided to the Executive and the Executive is given an opportunity, together with counsel chosen by the Executive, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail. The Company may suspend the Executive's authority (with full salary and benefits continuation during such period of suspension) after the provision of a notice of intention to terminate the Executive's employment for conduct described in subparagraph (i) or (ii) above and prior to the time the Executive is given an opportunity to meet with the Board of Directors, and any such suspension shall not constitute "Good Reason" as defined in Section 4(c) below.


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                  (c)      Good Reason. The Executive's employment may be
terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                           (i)      the assignment to the Executive of any
duties inconsistent in any respect with the Executive's position, authority, duties or responsibilities as an Executive Vice President of the Company and Vice Chairman of its Senior Management Committee, or any other action (including any change in the Executive's status, offices, titles and reporting requirements) by the Company which, in the Executive's reasonable judgment, results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 25 days after receipt of notice thereof given by the Executive;

                           (ii)     any  failure by the Company to comply with
any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company within 25 days after receipt of notice thereof given by the Executive;

                           (iii)    any purported termination by the Company of
the Executive's employment otherwise than as expressly permitted by this Agreement; or

                           (iv)     any failure by the Company to comply with
and satisfy Section 11(c) of this Agreement.

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company


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notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  5.       OBLIGATIONS OF  THE COMPANY UPON TERMINATION.

                           (a)      Good Reason; Other Than for Cause, Death or
Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability or the Executive shall terminate employment for Good Reason:

                           (i)      the Company shall pay to the Executive in a
lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid and (2) the product of (x) the highest annual bonus paid to the Executive by the Company or SIS for any of the three years prior to the Date of Termination (the "Recent Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
                  (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

                           B. the amount equal to the product of (1) the number of months and portions thereof from the Date of Termination until December 31, 2001, divided by twelve and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Recent Annual Bonus (such amount shall be hereinafter referred to as the "Additional Severance Obligations");

                                    (ii)    for the remainder of the Employment
Period, the Company shall continue to provide medical and dental benefits to the Executive, his spouse and dependents at the level in effect on, and at the same out-of-pocket costs to the Executive as of, the Date of Termination or, if more favorable, on the same basis as such benefits are provided to peer executives of the Company (collectively "Medical Benefits"); and

                                    (iii)    to the extent not theretofore paid
or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").


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                  (b)      Death. If the Executive's employment is terminated by
reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of the Accrued Obligations and the Additional Severance Obligations and the timely payment or provision of Other Benefits. The Accrued Obligations and the Additional
Severance Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.
With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to the peer executives of the Company and their beneficiaries and the continued provision of Medical Benefits to the Executive's spouse and dependents for the remainder of the Employment Period.

                  (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of the Accrued Obligations, (ii) the timely payment or provision of Other Benefits and (iii) payments to the Executive over the remainder of the Employment Period, in accordance with the Company's regular payroll practices, at an annual rate which is equal to the sum of the Executive's Annual Base Salary and Recent Annual Bonus, provided that such payments shall be reduced by the amounts actually received by the Executive during the Employment Period pursuant to the Company's disability plan, it being the intention of the parties that duplicative disability payments not be paid to the Executive during the Employment Period pursuant to this Agreement. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to peer executives of the Company and the continued provision of Medical Benefits to the Executive and his spouse and dependents for the remainder of the Employment Period.

                  (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination and (ii) Other Benefits, in each case to the extent theretofore unpaid.

                  6. NON-EXCLUSIVITY OF RIGHTS. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 12(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the


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Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement except as explicitly modified by this Agreement.

                  7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

                  8. RESOLUTION OF DISPUTES. With the exception of proceedings for equitable relief brought pursuant to Section 10 of this Agreement, any dispute or controversy arising under or in connection with this Agreement may, at either the Company's or the Executive's option, be settled exclusively by arbitration in Portland, Maine in accordance with the rules of the American Arbitration Association then in effect and at the Company's expense. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance in court of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. If a claim for any payments or benefits under this Agreement or any other provision of this Agreement is disputed by the Company and the Executive, the Executive shall, to the extent and at such time or times as is not prohibited by applicable law, regulation, regulatory bulletin and/or any other regulatory requirements, as the same exists or may be hereafter promulgated or amended, if the Executive is successful in his claim, be reimbursed for all reasonable attorney's fees and expenses incurred by the Executive in pursuing such claim.

                  9.       CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                           (a)      Anything in this Agreement to the contrary
notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.


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                  (b)      Subject to the provisions of Section 9(c), all
determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP or such other certified public accounting firm as may be designated by the Company and reasonably acceptable to the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i)      give the Company any information reasonably
requested by the Company relating to such claim;

                           (ii)     take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                           (iii)    cooperate with the Company in good faith in
order effectively to contest such claim; and


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                           (iv)     permit the Company to participate in any
proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  10.      CONFIDENTIAL INFORMATION.

                           (a)      The Executive shall hold in a fiduciary
capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the


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Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                           (b)      In the event of a breach or threatened
breach of this Section 10, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be an inadequate and insufficient remedy in this regard.

                           (c)      Any termination of the Executive's
employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

                  11.      SUCCESSORS.

                           (a)      This Agreement is personal to the Executive
and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                           (b)      This Agreement shall inure to the benefit of
and be binding upon the Company and its successors and assigns.

                           (c)      The Company will require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  12.      MISCELLANEOUS.

                           (a)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Maine, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.


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                           (b)      All notices and other communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:

                           F. William Marshall, Jr.
                           87 Ely Road
                           Longmeadow, Massachusetts 01106

                           If to the Company:

                           Peoples Heritage Financial Group, Inc.
                           P.O. Box 9540
                           One Portland Square
                           Portland, Maine 04112-9540
                           Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (c)      The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (d)      The Company may withhold from any amounts
payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                           (e)      The Executive's or the Company's failure to
insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision of, or right under, this Agreement.

                           (f)      Except as provided in paragraph (g) of this
Section 12, from and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the Executive and the Company or any of its affiliated companies with respect to the subject matter hereof, including without limitation the Employment Agreement (as defined in such paragraph (g)), provided nothing contained herein shall be deemed to limit the Company's agreement to honor the indemnification provisions of the Employment Agreement to the extent set forth in Section 5.8(a) of the Merger Agreement.


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                           (g)      The Company acknowledges that it has agreed
in the Merger Agreement to honor, and to cause its appropriate subsidiaries to honor, the obligations of Springfield Institution for Savings ("SIS Bank") under the Amended and Restated Employment Agreement, dated as of June 30, 1997, by and between SIS Bank and the Executive (the "Employment Agreement"). Notwithstanding any provision of this Agreement or the Employment Agreement to the contrary, in the event the Executive's employment with the Company is terminated for any reason other than cause (as defined in the Employment Agreement) or death within one year of the Effective Date, the Executive shall (i) be entitled to receive the payments and benefits set forth in Sections 6.4 and 6.9 of the Employment Agreement and not this Agreement, which shall be terminated, it being agreed that in no event shall the Executive be entitled to receive benefits under both this Agreement and the Employment Agreement, and (ii) comply with the requirements of Section 9 of the Employment Agreement. After such one-year period, and provided that the Executive has not become entitled to receive benefits under the Employment Agreement, the Employment Agreement shall terminate and be of no further force and effect without any action on the part of the Company and the Executive, and the Executive thereafter shall be entitled to receive such benefits as he may be entitled to receive in accordance with the terms of this Agreement. In the event that after the date hereof the Company enters into an employment or severance agreement with any other executive officer at the same job range level at the Company on terms more favorable than those set forth in this Agreement (other than in connection with an acquisition by the Company), the Executive shall be entitled to enter into a new contract or an amendment to this Agreement on such more favorable terms, provided that, unless otherwise agreed to by the parties, the Executive shall not be entitled to enter into a change-in-control severance agreement of the type which exists between the Company and its executive officers as of the date hereof as long as this Agreement is in effect. The parties agree that this Agreement shall constitute a written modification to the Employment Agreement which satisfies the requirements of Section 12.2 thereof.

                           (h)      Any payments made to the Executive pursuant
to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. In addition, to the extent required by applicable law, regulation, regulatory bulletin and/or any other regulatory requirement, the aggregate amount and/or value of the compensation paid as a result of any termination of the Executive's employment with the Company, regardless of the reason for any such termination of employment, shall not exceed the limit prescribed by applicable law, rule or regulation.


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


                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                    /s/ F. William Marshall, Jr.
                                    --------------------------------------------
                                    F. William Marshall, Jr.

                                    PEOPLES HERITAGE FINANCIAL GROUP, INC.


                                    By: /s/ William J. Ryan
                                        ----------------------------------------
                                        Name: William J. Ryan
                                        Title: Chairman, President and Chief
                                                Executive Officer



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